EXHIBIT 10.37

                         STANDARD INDUSTRIAL GROSS LEASE

INFORMATION SCHEDULE

This Information Schedule is a part of the Lease between the parties named below. The information in this Schedule is further explained and detailed in the rest of the Lease, most particularly in the referenced Lease Paragraphs.

INFORMATION                                                                          PARAGRAPH
DATE OF LEASE:         November 5, 2004                                              #1

PARTIES:               LANDLORD: OTR, an Ohio general partnership, acting as the     #1.19
                       duly authorized nominee of the BOARD OF THE STATE
                       TEACHERS RETIREMENT SYSTEM OF OHIO ("STRBO"), c/o
                       Transwestern Commercial Services, 8614 Westwood Center
                       Drive, Suite 800, Vienna, Virginia 22182.

                       TENANT: Steel Cloud, Inc., a Virginia corporation, 1306
                       Squire Court, Dulles, Virginia 20166.

PREMISES:              Approximately 24,240 Square Feet at 13960-13964 Park          #2.1
                       Center Road, Renaissance Park at Dulles (Building 8, Bays     Exhibits A & B
                       3-5), Herndon, Virginia 20171.

                       Adjacent Site Improvements: See Exhibits "A" and B",          #2.1(b)
                                                                                     Exhibits A & B

LANDLORD'S WORK:       None.                                                         #3.1
                                                                                     Exhibit C

OCCUPANCY:             The "Date of Occupancy" shall be upon lease execution by      #3.2,
                       Landlord and Tenant, and Landlord's receipt of a              Addendum
                       Certificate of Insurance. See Addendum to Lease. Note
                       that Rent Commencement Date is not the Date of Occupancy.

TERM:                  The "Lease Term" begins on the Date of Occupancy and ends     #4
                       at midnight on August 31, 2009.

RENTS:                 Fixed Minimum Rent: Eighteen Thousand, Six Hundred Eighty     #5
                       Five and 00/100ths Dollars ($18,685.00) per month for the
                       first twelve (12) months. The Fixed Minimum Rent shall be
                       increased in accordance with Paragraph 5.1(c).

ADDITIONAL RENTS:      Tenant's share of any increase over the 2005 Base Year        #5.2, 7.3,
                       cost of Real Estate Taxes and Insurance Premiums is           8.2(b), 10.1, 11
                       established at 16.78%.

SECURITY DEPOSIT:      The initial Security Deposit is Eighteen Thousand, Six        #5.4
                       Hundred Eighty Five and 00/100ths Dollars ($18,685.00).

PERMITTED USES:        Warehouse, storage and related office.                        #6.1

LANDLORD'S BROKER:     Transwestern Carey Winston, LLC d/b/a Transwestern            #20
                       Commercial Services.

TENANT'S BROKER:       ACP Mid-Atlantic, LLC.                                        #20

ADDITIONAL             The following attachments are made a part of this Lease:
EXHIBITS:
                       Addendum to Lease
                       Exhibit "A" - Description of the Premises
                       Exhibit "B" - Plan of the Premises
                       Exhibit "C" - Landlord's Work and Tenant's Work
                       Exhibit "D" - Dangerous/Hazardous Chemicals and Materials
                       Exhibit "E" - Rules & Regulations
                       Exhibit "F" - Commencement Date Agreement
                       Exhibit "G" - Tenant Estoppel Certificate

                         STANDARD INDUSTRIAL GROSS LEASE

1. PARTIES. This is made as of the date shown in the Information Schedule, between the parties as provided in said Schedule.

2. PREMISES, PROPERTY.

2.1 PREMISES. In consideration of the agreements in this Lease and other consideration paid, Landlord leases to the Tenant and Tenant leases from
Landlord:

      (a) The "Premises" are located in the "Building" located in Landlord's "Industrial Park" described in Exhibit "A" and the Information Schedule and are shown on Exhibit "B".

      (b) The sole right to use the parking and loading area, if any, described in the Information Schedule and as shown as the "Adjacent Site Improvements" on Exhibit "B".

      (c) The nonexclusive right to use together with Landlord and other tenants of the Industrial Park the driveways, parking (to the extent not leased to other tenants for their sole use), and grounds. Landlord shall guaranty at all times Tenant shall have the non-exclusive right to park at a ration of 1.5 per 1,000 square feet leased.

3. IMPROVEMENTS, DATE OF OCCUPANCY.

3.1 INTENTIONALLY DELETED.

3.2 DATE OF OCCUPANCY. If the Date of Occupancy occurs under (b) as provided in the Information Schedule, Landlord and Tenant each agree, if asked, to execute an addendum listing the date. Landlord shall use commercially reasonable efforts to provide occupancy by November 15, 2004 (assuming Tenant shall have executed the Lease by November 1, 2004), but shall not be liable to Tenant if Landlord, for any reason, is unable to deliver the Premises by that date.

3.3 POSSESSION. Tenant may cancel this Lease if possession is not provided by December 1, 2004. Tenant agrees not to seek damages if Landlord fails to complete Landlord's work or if occupancy is delayed due to any of the events in
Article 15 or any other cause.

4. TERM: COMMENCEMENT AND TERMINATION. The Lease is as provided in the Information Schedule. If the Date of Occupancy is the first day of a month, that month shall be the first full calendar month. If the Tenant is on the Premises before the Date of Occupancy, the terms of the Lease (except rentals) will govern. This Lease is not terminable by Tenant, except as expressly stated.

5. RENTS, SECURITY DEPOSITS.

5.1(a) FIXED MINIMUM RENT. Tenant agrees to pay Landlord Fixed Minimum Rent (the
Rent) for the Premises in the amounts listed in the Information Schedule. The Rent will be paid in monthly installments, in advance, without offset, deduction or prior demand, on the first day of each month of the original and any renewal Lease Term. The Rent for the time from the Rent Commencement Date pursuant to the Rent Commencement Agreement (Exhibit F hereto) to the first day of the next calendar month will be paid on the Rent Commencement Date. Please make your check payable to OTR, RENAISSANCE PARK and send to WIP02-RENAISSANCE, P.O. BOX 633262, CINCINNATI, OH 45263-3262.

5.1(b) RENT TAXES. If any governmental agency imposes any tax measured by the amount of rent paid, except taxes based on Landlord's income, Tenant will pay such tax at the time of each payment of Fixed Minimum Rent or Additional Rent.

5.1(c) RENTAL INCREASE. The Fixed Minimum Rent (the Rent) will be increased on the anniversary of the first full month after the Rent Commencement Date (established in the Rent Commencement Agreement) [Date of Occupancy] and on each anniversary of said month, such increase to be four percent (4%) of the base annual rental in effect immediately prior to such increases.

PERIOD COVERED              BASE MONTHLY RENTAL       BASE ANNUAL RENTAL
--------------              -------------------       ------------------
2/1/05-1/31/06                  $18,685.00                $224,220.00
2/1/06-1/31/07                  $19,432.40                $233,188.80
2/1/07-1/31/08                  $20,209.70                $242,516.36
2/1/08-1/31/09                  $21,018.09                $252,217.02
2/1/09-8/31/09                  $21,858.81                        N/A

The base annual rental increase herein contemplated shall not diminish or lessen Tenant's continuing obligation to pay all applicable additional rents, and all other sums due under the terms of this Lease.

5.2(a) ADDITIONAL RENT. In addition to the Fixed Minimum Rent, Tenant will pay as Additional Rent Tenant's Share of any increase over the Base Year amount of Insurance Premiums (whether elective, if reasonably necessary, or required) and Real Property Taxes (such Insurance Premiums and Real Property Tax increases hereinafter referred to as "Property Costs."). If Tenant fails to pay its share of these expenses, Landlord shall have the remedies provided for the failure to pay rent.

5.2(b) PAYMENT OF ADDITIONAL RENT. Additional rent, together with any tax required from Tenant by Paragraph 5.1(b), will be paid in monthly installments on the first day of each month in an amount reasonably established from time to time by Landlord. Property Costs for periods including time outside the Lease Term will be prorated. Landlord will provide an accounting of actual costs at least annually and any refund due Tenant, or payment due Landlord, shall be paid within fifteen (15) days from receipt of notice. Tenant, within ninety (90) days after the receipt of any invoice for Additional Rent, shall have the right to audit, at its cost, any claims by Landlord for Additional Rent and Landlord shall cooperate with such audit.

5.2(c) TENANT'S SHARE. Tenant's Share is determined by dividing the leasable square footage contained in the Premises by the leasable square footage contained in the Building or the Industrial Park (whichever is applicable). The Tenant's Share is initially established as set forth in the Information Schedule and shall not be any greater than that set forth therein.

5.3 RENT OBLIGATIONS INDEPENDENT; ABATEMENT; PRORATION; WHERE PAYABLE; LATE CHARGES. The rent obligations are independent of any other obligations of Tenant or Landlord, and Tenant is not entitled to any abatement or reduction in rent except as expressly provided. Tenant waives the benefit of any statute which would alter this agreement of the parties. Rent due for any period which is less than one (1) month will be prorated. Rent is payable to Landlord at the address listed in the Information Schedule or such other places the Landlord may designate from time to time in writing. A five percent (5%) handling fee is due on any rent not paid within ten (10) days of the due date, unless Landlord elects to pursue actions under Paragraph 13.

5.4 SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount provided in the Information Schedule. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any default of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to comply with this provision shall be a material default. No interest is payable on the Security Deposit. Any unused Security Deposit shall be refunded to Tenant within forty-five (45) days after the expiration or termination of this Lease, so long as Tenant is not then in default beyond any applicable notice and cure period. Landlord is not required to keep the Security Deposit in a separate account and no trust relationship is created as to the Security Deposit.

6. USE.

6.1 USE. Tenant covenants and agrees to use the Premises for no purposes other than those listed in the Information Schedule.

6.2 COMPLIANCE WITH LAW. Tenant, at its expense, will comply promptly with all statutes, ordinances, rules and regulations, orders and requirements (including the recommendations of fire rating organizations. Tenant's and Landlord's underwriters and insurance companies), in effect during the Lease Term regulating the use of the Premises by Tenant. Tenant will not carry on, nor permit any dangerous or offensive activity so as to create damage to the Property, waste, a nuisance, or disturbance to other tenants.

6.3 ENVIRONMENTAL PROTECTIONS. Tenant acknowledges that there are in effect federal, state, and local laws, regulations, and guidelines, and that additional and other laws, regulations, and guidelines may hereinafter be enacted to take effect relating to or affecting the Premises, and concerning the impact on the environment of construction, land use, maintenance and operation of structures, and the conduct of business. Tenant will not cause or permit to be caused, any act or practice, by negligence, omission, or otherwise that would adversely affect the environment, or do anything or permit anything to be done that would violate any of said laws, regulations or guidelines. Tenant agrees to comply with Exhibit "D" ("Control of Dangerous/Hazardous Chemicals and Materials"). Tenant shall indemnify, defend, protect and hold Landlord, its employees, agents, officers and directors, harmless from and against all claims, accidents, suits, proceedings, judgments, losses, costs, damages, liabilities (including, without limitation, sums paid in settlement of claims), deficiencies, fines, penalties, punitive damages or expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees, investigation and laboratory fees, court costs and litigation expenses) resulting from any adverse affect to the environment by Tenant, directly or indirectly resulting from the presence of any Hazardous Materials in, on, or under the Premises that were introduced to the Premises by Tenant. All obligations of Tenant under this
Article 6.3 shall survive the expiration or earlier termination of the Lease.

6.4 CONDITION OF PREMISES. Tenant accepts the Premises in the condition existing as of the date of this Lease, subject only to the completion of Landlord's Work. Tenant accepts the Premises subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing use of the Premises and to any covenants or restrictions of record, and matters disclosed by any attached exhibits. Tenant acknowledges that Landlord and Landlord's agent have not made any representation or warranty as to the suitability of the Premises for Tenant's business.

7. MAINTENANCE, REPAIRS AND ALTERATIONS.

7.1 TENANT'S OBLIGATIONS. During the Lease Term, Tenant shall maintain, replace and keep the Premises, fixtures and equipment in good and clean order, condition and repair, reasonable wear and tear excepted, including, but not limited to, all windows and doors and their fixtures, loading dock equipment (dock levelers, overhead doors, dock shelters, seals and bumpers), pavement under the sole use of Tenant, electrical system, lighting (fixtures, bulbs, ballasts, starters, and diffusers), plumbing, heating and cooling system and equipment, floors, sprinkler system, interior wall surfaces, interior partitions, mezzanines and all Adjacent Site Improvements. Tenant will maintain maintenance contracts reasonably satisfactory to Landlord covering the air conditioners and insurance policies covering boilers. Tenant waives the benefits of any statute which would give Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair. Notwithstanding the foregoing, Tenant shall be responsible only for preventative maintenance and exhaustible component (e.g. belts) repairs to the HVAC equipment, and not replacement or major repairs.

Tenant agrees to store trash in suitable containers outside the Building. Tenant agrees not to store goods, pallets, drums, or any other materials outside the Premises. Pallets may be stored outside the Premises; however, overnight storage is prohibited.

Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Use by Tenant of any mezzanines for storage is at Tenant's sole risk and Tenant agrees to indemnify Landlord from any claims resulting from any such use.

In the event Landlord designates specific parking areas within the parking and loading areas, Tenant will cause its employees, agents, and invitees to park only in the designated areas.

No repair or servicing of any motorized vehicle shall be allowed in the Premises or in any parking or loading areas, roadways, or service areas within the Industrial Park. No vehicle (including equipment, trailers, and machinery) shall be abandoned or disabled or in a state of non-operation or disrepairship upon the property of the Landlord, and Tenant shall enforce this restriction against Tenant's employees, agents, and invitees. Should Landlord determine that a violation of this restriction has occurred, Landlord shall have the right to cause the offending vehicle to be removed and all costs of such removal shall be the obligation of the Tenant responsible for such vehicle within ten (10) days of written notice to Tenant.

7.2 LANDLORD'S OBLIGATIONS. Landlord will maintain the roof, the structural integrity of the exterior walls, structural supports and foundations of the Building and the paved areas of the Industrial Park (except for pavement under Tenant's sole use), unless covered by the provisions of Paragraph 9.3 and the HVAC, unless covered by Paragraph 7.1. Landlord will provide snow removal and landscaping maintenance as needed. Landlord may enter the Premises on reasonable notice to carry out its obligations. Landlord will not unduly interfere with Tenant's operations. Landlord is not liable for any reasonable interruption of Tenant's use of the Premises.

It is expressly agreed between the parties that the Landlord will not be liable to the Tenant for any damage or injury which may be sustained by the Tenant or those claiming through Tenant as a result of leaks in the roof, foundation or outside walls. The Landlord will be liable to the Tenant only in the event of the Landlord's willful refusal to repair the roof, foundation and outside walls or Landlord's gross negligence in making such repairs.

7.3 RAIL SPUR USE & COSTS (WHERE APPLICABLE).

      (a) If Tenant has sole access to a rail spur servicing the Building or Industrial Park, Tenant, at its sole cost and expense, shall maintain and repair the entire rail spur. Tenant also agrees to reimburse Landlord as additional rent for all insurance and other operating costs incurred by Landlord regarding the rail spur within ten (10) days after receipt of a statement from Landlord.

      (b) If more than one tenant has access to a rail spur or spurs servicing the Building or Industrial Park, the Landlord shall coordinate all maintenance and repairs. Tenants with access to the rail spur(s) shall reimburse Landlord for the maintenance, repairs, insurance and other operating costs based upon the proportion of the Premises to the total leasable area leased, from time to time, to tenants having access to the rail spur(s). Tenant shall reimburse Landlord as additional rent for such costs with ten (10) days after receipt of a statement from Landlord.

7.4 SURRENDER OF PREMISES. At the end of the term, or any other termination, Tenant will return the Premises in good, clean condition and operating order, after completing all maintenance and replacement which is Tenant's responsibility. Damage by ordinary wear and tear is excepted (damage caused by Tenant's failure to properly maintain or replace the Premises or its contents as set out in this Lease shall not be deemed to be ordinary wear and tear) to the extent that it is not part of Tenant's obligation to maintain and replace. Also excepted is casualty from causes against which Landlord carries insurance. Extraordinary wear and tear due to Tenant's use of the Premises is the responsibility of Tenant. Damage to the Premises caused by Paragraph 7.5(c) removals will be repaired by Tenant.

Tenant shall notify Landlord in writing at least one hundred twenty (120) days prior to vacating the Premises and shall within thirty (30) days prior to vacating arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

7.5 ALTERATIONS AND ADDITIONS.

7.5(a) CONSENT. Tenant will not make any alterations or improvements to the Premises, or changes to the exterior of the Premises, or the exterior of the Building without Landlord's prior written consent. Landlord may condition its consent with any of the following:

      (i) Tenant's agreement to remove any alterations or improvements upon termination, and to restore the Premises to the prior condition.

      (ii) A lien and completion bond equal to one and one-half times the estimated cost of improvements.

      (iii) Insurance necessary to protect both parties while work is in progress.

      (iv) Waivers of Liens from all contractors or sub-contractors involved in the alterations or improvements.

Notwithstanding the foregoing, Landlord will not unreasonably withhold its consent to cosmetic, non-structural changes to the interior of the Premises, provided those changes to not adversely effect the electrical, mechanical, plumbing or other operating systems.

7.5(b) LIENS. Claims for labor or materials for, or purporting to be for, labor or materials furnished to Tenant shall be paid by Tenant when due, or secured by bond, so as to immediately discharge any liens filed against the Premises, Building, or Industrial Park. In the event Tenant does not discharge any such liens. Landlord shall have the right, but not the obligation, to discharge such liens. Any such amount paid or incurred by Landlord shall be immediately due and payable as additional rent by Tenant to Landlord together with interest at the rate indicated in Paragraph 24.10 from the date of payment by Landlord until paid by Tenant.

7.5(c) SURRENDER OR REMOVAL OF ALTERATIONS. Unless removal is required by Landlord, at Landlord's option, all alterations or improvements will become the property of Landlord and will be surrendered with the Premises at the end of the Lease Term or other termination, without payment. Tenant's machinery and equipment, unless it is fixed to the Premises so that it cannot be removed without material damage, remains the property of Tenant and may be removed by Tenant subject to Paragraph 7.4.

8. INSURANCE.

8.1 LIABILITY INSURANCE. During the Lease Term, Tenant will maintain a broad form policy of comprehensive general liability insurance insuring Landlord and Tenant against liability arising out of the use, occupancy or maintenance of the Premises. The insurance will be for not less than $1,000,000 combined single limit personal injury and property damage. The limits of the insurance will not limit the liability of Tenant. The policy will contain cross-liability endorsements, if applicable, and will insure Tenant's performance of the indemnity provisions of Paragraph 8.5. If Tenant fails to maintain the required insurance, Landlord may, but is not obligated to, maintain the insurance at Tenant's expense. The policy shall expressly provide that it is not subject to invalidation of the Landlord's interest by reason of any act or omission on the part of Tenant.

8.2(a) LANDLORD'S INSURANCE. During the Lease Term, Landlord will maintain policies of insurance covering loss or damage to the Building in the amount of the full replacement value, providing protection against all perils included with the classification of fire and extended coverage. Landlord may elect to provide comprehensive general liability insurance, rent loss, vandalism, malicious mischief, sprinkler leakage, war, automobile, umbrella, flood, boiler, air conditioner and all-risk insurance. The insurance will provide for payment for loss to Landlord or to the holder of a first mortgage or deed of trust on the property.

8.2(b) PAYMENT OF PREMIUMS; INSURANCE POLICIES. Landlord shall pay the Premiums for the insurance policies maintained by Landlord under Paragraph 8.2(a) and Tenant shall pay Landlord as Additional Rent, Tenant's Share of the Premiums as provided in Paragraph 5.2. If the Lease Term expires before the expiration of the insurance period. Tenant's liability shall be prorated on an annual basis.

8.2(c) TENANT'S PERSONAL PROPERTY. Tenant assumes all risk of loss or damage to Tenant's Property. Tenant assumes the risk that loss or damage to Tenant's Property, to the Premises or to the Property may result in loss of income, profits or good will to the business of Tenant or other persons interested in Tenant's Property. Tenant releases and holds Landlord harmless from liability for these losses or damage, except arising out of Landlord's gross negligence or willful misconduct. Tenant's Property includes all goods, equipment, inventory, merchandise, records and other personal property and all fixtures, improvements and betterments placed in or about the Premises, belonging to Tenant or any person connected with, or claiming under or through Tenant. Tenant agrees to indemnify Landlord and save it harmless from all loss or claims, including reasonable attorneys' fees and costs in defending a claim, arising out of loss or damage to Tenant's Property belonging to others. Landlord means Landlord, its employees and agents.

TENANT SHALL PROVIDE INSURANCE TO THE EXTENT OF NOT LESS THAN NINETY PERCENT (90%) OF THE FAIR MARKET VALUE OF TENANT'S PROPERTY AS APPRAISED BY TENANT'S INSURER(S), WITH AN AGREED AMOUNT ENDORSEMENT. TENANT, AT ITS SOLE COST AND EXPENSE, SHALL OBTAIN THE INSURANCE COVERAGES NECESSARY TO PROVIDE PROTECTION FOR THE RISKS AND OBLIGATIONS TO INDEMNIFY ASSUMED BY TENANT AND SHALL MAINTAIN SUCH INSURANCE FOR THE LEASE TERM. TENANT AGREES TO NOTIFY EACH INSURANCE CARRIER OF THE TENANT'S ASSUMPTION OF RISK, RELEASE AND INDEMNIFICATION STATED ABOVE. TENANT ACKNOWLEDGES THAT ITS INSURANCE COVERAGES COULD BE VOIDED OR OTHERWISE ADVERSELY AFFECTED BY THE FOREGOING PARAGRAPH UNLESS THE INSURANCE CARRIER HAS WAIVED ITS RIGHT OF SUBROGATION OR HAS OTHERWISE AGREED TO THE ABOVE ASSUMPTION OF RISK. RELEASE AND HOLD HARMLESS AGREEMENT AND INDEMNIFICATION.

8.3(a) TENANT'S INSURANCE POLICIES. Insurance carried by Tenant will be with responsible carriers acceptable to Landlord and licensed in the State in which the Property is located. The Tenant will deliver to Landlord certified copies of the policies of insurance or certificates evidencing the existence and amounts of the insurance. No policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of the policies, furnish Landlord with renewals or "Binders" for the policies, or Landlord may order the required insurance and charge the cost to Tenant pursuant to Paragraph 23.

8.3(b) INCREASED RISK. Tenant will not do anything or permit anything to be done or any hazardous condition to exist ("Increased Risk") which shall invalidate or cause the cancellation of the insurance policies carried by either Tenant or Landlord. If Tenant does or permits any Increased Risk which causes an increase in the cost of Landlord's insurance policies, then Tenant shall reimburse Landlord pursuant to Paragraph 23 for additional premiums attributable to any act, omission or operation of Tenant causing the increase in the premiums, including, but not limited to, non-compliance with recommendations under Paragraph 6.2. Payment of additional premiums will not excuse Tenant from terminating or removing the Increased Risk unless Landlord agrees in writing. Absent agreement. Tenant shall promptly terminate or remove the Increased Risk.

8.4 WAIVER OF SUBROGATION ON PROPERTY POLICIES. Each party releases the other party from any and all liability or responsibility (to the other party or anyone claiming through or under them by way of subrogation or otherwise) for loss or damage to property resulting from causes insured against, even if such casualty has been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

8.5 INDEMNIFY. Tenant shall indemnify and hold harmless Landlord, its agents and employees, from and against any and all claims arising from: (a) Tenant's use of the Premises, (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises or elsewhere in the Industrial Park, (c) any breach or default in the performance of Tenant's obligations under the Lease, or arising from any negligence of the Tenant, or Tenant's agents, contractors or employees. Tenant shall defend Landlord against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim, action or proceeding. In case any action or proceeding is brought against Landlord by reason of a claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant assumes all risk of damage to property or injury to persons, in or about the Premises arising from any cause and Tenant waives all such claims against Landlord, except claims due to Landlord's gross negligence or willful misconduct. The liability of Tenant to indemnify Landlord, its agents and employees, shall not extend to any matter against which Landlord shall be effectively protected by insurance, provided that if any liability shall exceed the amount of effective and collectable insurance, the liability of Tenant shall apply to the excess. Whether the insurance is "effective" depends in part, but not by way of limitation, on the absence of any defense to coverage made by the insurer.

9. CASUALTY DAMAGE.

9.1 DAMAGE TO PREMISES. Tenant will give immediate notice to Landlord of fire or other casualty damage to the Premises. Landlord will repair the Premises, except damage from items in which Tenant is responsible for under Paragraph 6.3 herein and unless it decides to terminate under Paragraph 9.2. Tenant will be obligated to pay pro rata fixed and additional rent on the portion of the Premises it can occupy.

9.2 OPTIONS TO TERMINATE.

9.2(a) PREMISES DAMAGE. If the Building is substantially destroyed or the damage requires more than one hundred eighty (180) days from the date of the damage to repair, either Landlord or Tenant has the option to terminate this Lease by giving written notice within thirty (30) days after the date of the damage (except Tenant shall not have such option if less than twenty five percent (25%) of the Premises is damaged, in which case the provisions of 9.2(b) shall apply). This Lease shall terminate either thirty (30) days after receipt of the notice or the date Tenant vacates the Premises, whichever is sooner.

9.2(b) REPAIRS REQUIRING LESS THAN ONE HUNDRED EIGHTY DAYS TO REPAIR. If the estimated repair time is less than one hundred eighty (180) days and Landlord diligently pursues repair. Tenant may not terminate if repair time runs over one hundred eighty (180) days due to causes beyond Landlord's control.

9.2(c) DAMAGE DURING LAST Six MONTHS OF TERM. If casualty damage occurs to the Premises or to the Building during the last six (6) months of the Lease Term, Landlord may terminate this Lease. If Tenant has an unexpired option to extend, the option, to extend or renew must be exercised within twenty (20) days of the casualty. If the option is exercised. Landlord may not cancel unless there is substantial damage. If the option is not exercised, the option is terminated and Landlord may terminate the Lease.

9.3 NEGLIGENCE OF TENANT - UNINSURED LOSS. An "Insured Loss" is damage caused by an event which is either required to be or which has been elected by Landlord to be covered by insurance described in Paragraph 8.2(a). If casualty damage occurs which is not an Insured Loss and which is due to a negligent or willful act of Tenant, Tenant will repair the damage at its expense and will remain liable for the full rent during repair. Termination under Paragraph 9.2 will not be available to Tenant.

9.4 TENANT CLAIMS. No compensation, claims, or diminution of rent will be paid or allowed by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from the necessity of repairing any other portion of the Building, however the necessity may occur.

10. REAL PROPERTY TAXES.

10.1 PAYMENT OF TAXES. Landlord shall pay the Real Property Taxes on the Property during the Lease Term and Tenant shall pay Landlord as Additional Rent Tenant's share of the Real Property Taxes as provided in Paragraph 5.2. If the Premises are not separately assessed. Tenant's share of the real property tax payable by Tenant shall be prorated.

10.2 DEFINITION OF "REAL PROPERTY TAX", The term "Real Property Tax" includes any form of assessment, license fee, levy, penalty or tax (other than inheritance or estate taxes), imposed by an authority with direct or indirect power to tax any legal or equitable interest of Landlord in the real property of which the Premises are a part, but shall not include any rent tax payable by Tenant under Paragraph 5, nor any corporate franchise or income taxes.

10.3 PERSONAL PROPERTY TAXES. Tenant will pay, before delinquent, all taxes assessed against trade fixtures, furnishings, equipment and all other personal property of Tenant. Tenant will cause these items to be assessed and billed separately from the real property of Landlord.

11. UTILITIES. Tenant will pay directly to the appropriate supplier, the cost of all water/sewer, gas, heat, light, electrical, telephone, refuse disposal and other utilities and services supplied to the Premises, and any taxes on those bills. If any services are not separately metered. Tenant will pay as Additional Rent as provided in Paragraph 5.2 a proportion of all jointly-metered utilities used by other occupants of the property based either upon type and extent of use or on area, as reasonably determined by Landlord.

12. ASSIGNMENT AND SUBLETTING.

12.1 LANDLORD'S CONSENT REQUIRED. Tenant will not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed provided that the following apply: (i) The net worth of the assignee (if an assignment) or subtenant (if a sublease) is equal to or greater than that of the Tenant, unless Tenant is subleasing a portion of the Premises; (ii) the proposed (and continued) use of the Premises is consistent with the stated Permitted Uses of this Lease and not inconsistent or contrary to any other use in the Building or the Park and does not violate or conflict with any exclusive or similar right provided to another tenant within the Building or the Industrial Park, and (iii) Tenant remains primarily liable for all obligations under the Lease. Any attempted assignment, transfer, mortgage, encumbrance or subletting without consent shall be void as against Landlord, and shall constitute a breach of the Lease.

12.2 NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment will alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant. Acceptance of rent from any other person will not be deemed a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting will not be deemed consent to any subsequent assignment or subletting.

12.3 PARTICIPATION BY LANDLORD. If Tenant assigns this Lease or sublets all or a portion of the Premises for an amount in excess of the Base Rental (or the pro rata share of Base Rental in the case of a sublease of a portion of the Premises), the Tenant shall pay to Landlord, as rent, fifty percent (50%) of such excess received by Tenant, exclusive of any brokers' commissions actually paid or tenant concessions actually extended to unaffiliated third parties of Tenant in connection with any subletting or assignment.

12.4 PROCESSING FEES. If Landlord consents to a sublease or assignment. Tenant will pay a processing fee of $350.

13. DEFAULTS; REMEDIES.

13.1 EVENTS OF DEFAULT. It is a default under this Lease if any of the following "Events of Default" happen:

      (a) If any Fixed Monthly Rent is not paid when due and default continues for a period of five (5) days; or

      (b) If any additional rent is not paid when due and default continues for a period of ten (10) days; or

      (c)   If the provisions of Paragraph 6.3 are not fully complied with; or

      (d) If Tenant defaults under any of the terms of this Lease other than those in 13.1(a), (b) and (c), and default continues for fifteen
            (15) days after written notice (except if default cannot be completely cured within fifteen (15) days, it will not be an Event of Default if Tenant starts to cure within the fifteen (15) day period, and in good faith continually proceeds to remedy the default). Anything to the contrary notwithstanding, if the default existing under the Lease, other than those in 13.1 (a), (b) and (c), still exist after sixty (60) days, the Landlord shall pursue its remedies under the Lease; or

      (e) If Tenant or any person who has guaranteed performance, files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files a petition or answer seeking relief under any federal, state or other statute or regulation, or seeks or consents or acquiesces in the appointment of a trustee, receiver or liquidator of Tenant or guarantor, or of all or any substantial part of Tenant's properties or of the Premises or any or all rents, earnings, or income, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

      (f) If a petition is filed against Tenant, or any person who has guaranteed performance, seeking relief under any federal, state or other statute or regulation, which remains undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if a trustee, receiver or liquidator of Tenant or guarantor, or of all or any substantial part of its properties or of the Premises or any or all rents, or income is appointed without the consent or acquiescence of Tenant, or guarantor, and the appointment remains unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive).

13.2 NOTICE; TERMINATION. Landlord at any time after the happening of an Event of Default may declare an Event of Default by written notice to Tenant specifying the Event(s) of Default. In the same or a later written notice Landlord may elect that this Lease terminate at 5:00 p.m. on the date listed by Landlord. The date will be at least five (5) days after the giving of the termination notice (including the termination date). On the date in the notice, subject to Paragraph 13.4, the Lease and all interests demised will terminate and ail rights of the Tenant shall cease. The termination will not take place if before the stated date and time:

      (i) Tenant has paid all arrears of fixed minimum rent and additional rent and all other amounts payable by Tenant (together with interest pursuant to Paragraph 24.10), and as additional rent all expenses (including, without limitation, attorneys' fees and expenses) incurred by Landlord due to any default by Tenant (the "Arrearages"), and

      (ii)  All other defaults have been cured to the satisfaction of Landlord.

13.3 REPOSSESSION, RE-LETTING. After notice of an Event of Default, whether before or after a termination as provided in Paragraph 13.2, Landlord, without further notice and with no liability to Tenant, may repossess the Premises, by summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and any and all property from the Premises. After such repossession. Landlord may (but is under no obligation to) re-let the Premises, any part thereof, or the Premises with additional premises, on account of Tenant (until Landlord makes demand for final damages), in Tenant's or Landlord's name, without notice to Tenant, for a term (which may be more or less than the period which would have been the balance of the term of this Lease) and on conditions (including concessions, periods of rent-free use, or alterations) and for purposes which Landlord determines and Landlord may receive the rents. Landlord is not liable for failure to collect any rent due upon any such re-letting.

13.4 SURVIVAL OF TENANT'S OBLIGATIONS. Damages, No provisions in Paragraphs 13.1, 13.2 and 13.3 will relieve Tenant of its liability and obligations under this Lease, all of which will survive. Landlord will not be deemed to accept a surrender of Tenant's lease or otherwise discharge Tenant because Landlord takes or accepts possession of the Premises or exercises control over them as provided. Acceptance of surrender and discharge may be done only by an instrument executed on behalf of Landlord by its duly authorized officer or employee.

In the event of termination or repossession following an Event of Default, Tenant will pay to Landlord the Arrearages up to the earlier of the date of termination or repossession. Further Tenant, until the end of what would have been the term of this Lease in the absence of termination and whether or not the Premises or any part have been re-let is liable to Landlord for, and will pay to Landlord as, liquidated and agreed "Current Damages" for Tenant's default:

      (a) The Fixed Minimum Rent and all additional rent and other charges payable by Tenant or which would be payable if this Lease had not terminated, plus all Landlord's expenses in connection with any re-letting, including, without limitation, repossession costs, brokerage commission, legal expenses, attorney's fees, expenses of employees, alteration costs, and expenses of preparation for such re-letting. LESS

      (b) The net proceeds, if any, of any re-letting on account of Tenant pursuant to Paragraph 13.3. If the Premises have been re-let with additional premises, the net proceeds, if any, of re-letting shall be prorated.

Tenant shall pay Current Damages to Landlord monthly on the days on which the Fixed Minimum Rent would have been payable if the Lease were not terminated, and Landlord is entitled to recover from Tenant each month.

After termination under Paragraph 13.2, whether or not Landlord has collected Current Damages, Tenant will pay to Landlord, on demand, as liquidated and agreed "Final Damages" for Tenant's default and in lieu of all Current Damages beyond the date of demand, an amount equal to the present cash value on the date of demand of the Fixed Minimum Rent and additional rent and other charges which would have been payable from the date of demand for what would have been the unexpired term of this Lease if it had not been terminated plus the Arrearages to the earlier of the date of termination or repossession and Current Damages up to the date of demand which remain unpaid.

If any statute or rule of law governing a proceeding in which Final Damages are to be proved validly limits the amount to an amount less than that provided for. Landlord is entitled to the maximum amount allowable under the statute or rule of law. The discount rate of interest shall be as provided in Paragraph 24.10.

14. CONDEMNATION.

14.1 PERMANENT CONDEMNATION. If the Premises or any portion are taken under the power of eminent domain, or sold under the threat of the exercise of the power (both called "Condemnation"), this Lease will terminate as to the part taken as of the first date the condemning authority takes either title or possession. If the portion of the Premises taken is more than twenty five percent (25%) or makes the balance unfit for Tenant's use. Tenant has the option to terminate this Lease as of the date the condemning authority takes possession. The option will be exercised in writing as follows:

      (a) Within thirty (30) days after Landlord or the condemning authority has given Tenant written notice of the taking; or

      (b) absent notice, within ten (10) days after the condemning authority has taken possession.

If Tenant does not terminate, this Lease will remain in full force and effect as to the portion of the Premises remaining. The rent will be proportionately reduced.

Any award for Condemnation is the Landlord's, whether the award is made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages. Tenant is entitled to any award for damage to Tenant's trade fixtures and removable personal property and moving expenses. If this Lease is not terminated, Landlord, to the extent of severance damages received, will repair damage to the Premises caused by Condemnation except to the extent that Tenant has been reimbursed by the condemning authority. Tenant will pay any amount in excess of the severance damages required to complete the repair.

14.2 TEMPORARY CONDEMNATION. Upon Condemnation of all or a part of the Premises for temporary use, this Lease will continue without change or abatement in Tenant's obligations, as between Landlord and Tenant. Tenant is entitled to the award made for the use. If the Condemnation extends beyond the term of the Lease, the award will be prorated between the Landlord and the Tenant as of the expiration date of the term. The Tenant is responsible for the cost of any restoration work required to place the Premises in the condition they were in prior to Condemnation unless the release of the Premises occurs after termination. In such case, Tenant will assign to the Landlord any claim it may have against the condemning authority. If Tenant has received restoration funds, it will give the funds to the Landlord within fifteen (15) days after demand.

15. FORCE MAJEURE. If Landlord's performance of any obligations under any provision in this Lease is delayed by an act or neglect of Tenant, Act of God, strike, labor dispute, unavailability of materials, boycott, governmental restrictions, riots, insurrection, war, catastrophe, or act of the public enemy, the period for the beginning or completion of the obligation is extended for a period equal to the delay.

16. SUBORDINATION. This Lease, at Landlord's option, will be subordinate to any form of security now or later placed on the Property and to all advances made on the security and to all renewals, modifications, consolidations, replacements and extensions. Tenant's right to quiet possession of the Premises will not be disturbed if Tenant is not in default under this Lease, unless it is otherwise terminated under the terms. If any mortgagee, trustee or ground lessor elects to have this Lease prior to the lien of its security, and gives written notice to Tenant, the Lease will be deemed prior to the security, whether dated before or after the date of the security, or the recording date. Tenant agrees to execute any required documents, and Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact to do so if Tenant fails to so execute within ten (10) days after written demand.

17. ESTOPPEL CERTIFICATE. Tenant, after not less than ten (10) days prior written notice from Landlord, will deliver to Landlord a written statement (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) stating the amount of the security deposit, if any, held by Landlord, and (iii) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or stating any claimed defaults. The statement may be relied upon by any prospective purchaser or lender of the Premises.

Tenant's failure to deliver the statement within said time will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that any security deposit is as represented by Landlord, (iii) that there are no uncured defaults in Landlord's performance, and (iv) that not more than one (1) month's rent has been paid in advance.

If Landlord desires to sell or finance or refinance all or part of the Premises, Tenant agrees to deliver to any proposed purchaser or lender named by Landlord all financial statements of Tenant as may be reasonably required by the proposed purchaser or lender. The statements will include the past three (3) years' financial statements of Tenant. All financial statements will be received by Landlord in confidence and will be used only for these purposes.

18. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of the corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted resolution of the Board of Directors of the corporation, or in accordance with the bylaws of the corporation, and that this Lease is binding upon the corporation.

19. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be deemed duly given if sent by United States certified or registered mail, return receipt requested, or by Federal Express or other major overnight courier that provides evidence of delivery, addressed to Landlord or Tenant, respectively, at the addresses provided in the Information Schedule.

Either party by notice as provided above may change the address for notices and/or payment of rent.

20. BROKER'S FEE. Landlord and Tenant represent and warrant to each other that except as listed in the Information Schedule, no broker, agent or finder has been employed by it in connection with this Lease and no commissions are payable by it to any person. Tenant and Landlord each agree to indemnify, defend and save harmless the other from any expenses of claim for fees or commissions resulting from the indemnifying party having dealt with any broker, agent or finder in negotiating this Lease. Landlord and Tenant acknowledge that the brokers) in this transaction are as listed in the Information Schedule and that payments of commissions will be made by Landlord in accordance with a separate agreement between Landlord and the specified brokers. Tenant represents it did not deal with any other broker, agent or finder purporting to represent Landlord.

21. LANDLORD'S ACCESS. Landlord and Landlord's agents have the right to enter the Premises upon providing twenty four (24) hours notice at reasonable times for the purpose of inspecting, showing the Premises to prospective purchasers, tenants, lenders, and making alterations, repairs, improvements or additions to the Premises or to the Building that Landlord deems necessary or desirable. Landlord may place any ordinary "For Sale" or "For Lease" signs on the Premises or the Building, without rebate of rent liability.

22. LANDLORD'S LIABILITY. The term "Landlord" means only the owner or owners of the fee title at the time in question. If the Landlord (or the then grantor) transfers any title or interest, from and after the date of transfer the Landlord (or the then grantor) is relieved of all liability for Landlord's obligations. Any Security Deposit not delivered to the grantee is excepted. Landlord's obligations under this Lease shall thereafter be binding on Landlord's successors and assigns. Tenant agrees to attorn to any transferee or lender of Landlord.

23. LANDLORD'S RIGHT. If Tenant fails to make any required payment or defaults in performing any other term in this Lease, Landlord may, but need not (and without waiving the default), make such payment or remedy other defaults for Tenants account and at Tenant's expense, immediately and without notice in case of emergency, otherwise on five (5) days written notice to Tenant. The costs, with interest under Article 24.10, and with charge equaling fifteen percent (15%) of the cost (to cover Landlord's overhead), is due as additional rent with Tenant's next fixed minimum rent installment.

24. MISCELLANEOUS.

24.1 TIME OF ESSENCE. Time is of the essence under this Lease.

24.2 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant is both a covenant and a condition.

24.3 CAPTIONS. Article and paragraph captions are only for convenience.

24.4 INCORPORATION OF PRIOR AGREEMENTS, AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned. No prior agreement or understanding is effective after execution of this Lease. This Lease may be modified in writing only, signed by the parties. The exhibits listed on the Information Schedule and attached to this Lease are part of this Lease as fully as if placed in the body of the Lease.

24.5 CUMULATIVE REMEDIES. No remedy or election is exclusive but, wherever possible, is cumulative with all other remedies at law or in equity.

24.6 SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision. The valid portions of the Lease shall be interpreted together to accomplish the intent of the parties.

24.7 MERGER. The voluntary or other surrender by Tenant or a mutual cancellation will work a merger, and at Landlord's option, will terminate existing subtenancies or operate as an assignment of subtenancies.

24.8 HOLDING OVER. If Tenant retains possession after the Lease Term expires, without the written consent of Landlord, the occupancy will be a tenancy from month-to-month at a rent in the amount of one and one-half (1 1/2) times the last fixed minimum rent plus all additional rent and other charges payable, and upon all other terms contained herein. Any options (i.e., renewal, expansion) and rights of first refusal contained in the Lease are terminated in the event of a holdover tenancy.

24.9 WAIVERS. Waiver by Landlord of any provision is not a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent or approval of any act will not make it unnecessary to obtain Landlord's consent or approval in the future. The acceptance of rent by Landlord is not a waiver of any breach by Tenant other than a failure of Tenant to pay the particular rent accepted, regardless of whether Landlord knows of such a breach.

24.10 INTEREST ON PAST-DUE OBLIGATIONS. Any amount due to Landlord not paid when due will bear interest from the date due at the prime lending rate in effect from time to time at the Chase Manhattan Bank, N.A. in New York City or the highest rate of interest payable under the law, whichever is lower. Payment of interest will not cure any default by Tenant under this Lease except as expressly provided.

24.11 ATTORNEY FEES. If either party brings an action regarding terms or rights under this Lease, the prevailing party in any action, on trial or appeal, is entitled to reasonable attorneys' fees as fixed by the court to be paid by the losing party. The term "attorney's fees" shall include, but is not limited to, reasonable attorney's fees incurred in any and all judicial, bankruptcy, reorganization, administrative or other proceedings, including appellate proceedings, whether the proceedings arise before or after entry of a final judgment and all costs and disbursements in connection with the matter.

24.12 WAIVER OF JURY TRIAL. Landlord and Tenant each waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Lease against the others on any matter whatsoever arising out of or in any way connected with this Lease or its termination, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage and any emergency statutory or any other statutory remedy.

24.13 RECORDING. Tenant will not record this Lease without Landlord's written consent. Any recordation, at Landlord's option, will constitute a non-curable default of Tenant.

24.14 SIGNS AND AUCTIONS. Tenant shall not place any sign upon or conduct any auction on the Premises without Landlord's prior written consent. The signage shall be consistent with that which is standard throughout the Park; i.e., white lettering, and shall not negatively affect the appearance of the Park or Building.

24.15 SECURITY. Tenant acknowledges that the rents reserved in this Lease do not include the cost of security guards or other security measures, and that Landlord has no obligation to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees and invitees from acts of third parties.

24.16 LANDLORD AGREES TO REMOVE THIS RELOCATION OF TENANT CLAUSE SUBJECT TO VERIFICATION BY LANDLORD THAT TENANT SHALL BE FUNDING $350,000.00 IN IMPROVEMENTS TO THE PREMISES.

24.17 EASEMENTS AND RESTRICTIVE COVENANTS. Landlord reserves the right to grant and record easements, cross easements, rights, restrictive covenants and conditions and dedications which it deems necessary or desirable. The grants will not unreasonably interfere with

Tenant's use of the Premises. Tenant agrees to promptly execute documents requested by Landlord. Failure to execute will be a material breach under this Lease.

24.18 RULES AND REGULATIONS. Tenant will comply with Landlord's rules and regulations respecting the Industrial Park. Notice of the rules and regulations will be posted or given to Tenant. (See attached Exhibit "E".)

24.19 BINDING EFFECT; CHOICE OF LAW. Subject to provisions restricting assignments or subletting and to the provisions of Paragraph 22, this Lease will bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Premises are located.

24.20 ABSENCE OF OPTION. The submission of this Lease for examination does not constitute a reservation of/or an option for the Premises and this Lease becomes effective only upon execution by Landlord.

24.21 EXCULPATION. This Lease is executed by certain employees of The State Teachers Retirement System of Ohio, not individually, but solely on behalf of Landlord, the authorized nominee and agent for The State Teachers Retirement Board of Ohio ("STRBO"). In consideration for entering into this Lease, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to Landlord's assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of the trustees, officers, directors, employees or agents of STRBO.

Both parties acknowledge that they have reviewed this Lease thoroughly and have given their voluntary consent to the provisions. The Landlord and Tenant agree that, at execution, the terms are commercially reasonable and show the intent of the parties.

      The parties hereto have executed this Lease on the dates specified below.

                               LANDLORD: OTR, AN OHIO GENERAL PARTNERSHIP,
                               ACTING AS THE DULY AUTHORIZED NOMINEE OF THE
                               BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO ("STRBO")

                               By: /s/ Matthew J. Vulanich
                                   ---------------------------------------------
                               Name: Matthew J. Vulanich
                               Title: Authorized Agent
                               on 12-1-04

                               TENANT: STEEL CLOUD, INC., A VIRGINIA CORPORATION

                               By: /s/ Kevin Murphy
                                   ---------------------------------------------
                               Name: Kevin Murphy
                               Title: CFO
                               on_______________________________________________

                               Social Security #:_______________________________

                               Home Address:____________________________________

                              __________________________________________________

                              __________________________________________________

                                ADDENDUM TO LEASE

      ADDENDUM TO LEASE dated November 5, 2004, between OTR, an Ohio general partnership ("Landlord"), acting as the duly authorized nominee of the BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO ("STRBO") and STEEL CLOUD, INC., a Virginia corporation ("Tenant"), for the Premises known as 13960-13964 Park Center Road, Renaissance Park at Dulles (Building 8, Bays 3-5), Herndon, Virginia 20171.

      1 PRE-OCCUPANCY: Upon full execution of the Lease, and provided Tenant is not in default under any of the terms of the Lease to which this Addendum is attached, Landlord agrees that, upon receipt of Tenant's first month's rent and security deposit, and provided Tenant has presented to Landlord a Certificate of Insurance satisfactory to Landlord, Tenant may occupy the Premises effective November 15, 2004, for the purpose of performing Tenant's Work prior to becoming liable for the payment of Minimum Annual Rent, which shall commence on February 1, 2005, as set forth by the Commencement Date Agreement.

      (a) Landlord will allow the Tenant to have furniture and/or other personal property delivered and placed at the Premises before possession, however, the Landlord will assume no responsibility whatsoever for the loss or damage, and such property shall be placed there at the sole risk of the Tenant.

      (b) Tenant agrees to have all utilities registered in its name and shall pay all utilities for the entire Premises, per the Lease.

      (c) Tenant accepts the Premises in its present condition, and shall be responsible for the maintenance of all appliances and equipment in the Premises, per the Lease.

      (d) Tenant further warrants that it will commit no act of damage, knowingly or unknowingly, which may tend to detract from or devalue the market value of said Premises. All work to be approved by Landlord, per Section 7.5 of the Lease.

      (e) Tenant shall protect, defend, indemnify and hold Landlord, its officers, directors, employees and agents harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, disbursements or expenses of any kind or nature whatsoever (including attorney's fees and expenses) which may at any time be imposed upon, incurred by, or asserted or awarded against Landlord in connection with the construction or completion of any improvements in the Premises.

      This Addendum to Lease is executed by certain employees of The State Teachers Retirement System of Ohio, not individually, but solely on behalf of Landlord, the authorized nominee and agent for the Board of the State Teachers Retirement System of Ohio ("STRBO"). In consideration for entering into this Addendum to Lease, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Addendum to Lease on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to Landlord's assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of the trustees, officers, directors, employees or agents of STRBO.

                               LANDLORD: OTR, AN OHIO GENERAL PARTNERSHIP,
                               ACTING AS THE DULY AUTHORIZED NOMINEE OF THE
                               BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO ("STRBO")

                               By: /s/ Matthew J. Vulanich
                                   ---------------------------------------------
                               Name: Matthew J. Vulanich
                               Title: Authorized Agent

                               TENANT: STEEL CLOUD, INC., A VIRGINIA CORPORATION

                               By: /s/ Kevin Murphy
                                   ---------------------------------------------
                               Name: Kevin Murphy
                               Title: CFO

                               LEASE AMENDMENT #1

      THIS AGREEMENT is made and executed the 28th day of March, 2005, by and between OTR, an Ohio general partnership, hereinafter referred to as Landlord, acting as the duly authorized nominee of the BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO ("STRBO"), and STEEL CLOUD, INC., a Virginia corporation, hereinafter referred to as Tenant.

      WHEREAS, Landlord did lease to Tenant by that certain Lease dated November 5, 2004, the Premises known as 139630-13964 Park Center Road, Renaissance Park at Dulles (Building 8, Bays 3-5), Herndon, Virginia 20171, hereinafter referred to as the Premises, for a term that expires on August 31, 2009.

      WHEREAS, Landlord and Tenant are mutually desirous of extending the Lease in accordance with the terms and conditions herein set forth.

      NOW THEREFORE, WITNESSETH, that in view of the foregoing and valuable consideration received by the parties hereto, it is agreed as follows:

      1. TERM: Landlord does hereby extend the term of the Lease, for a period of five (5) years, commencing September 1, 2009 and expiring August 31, 2014.

      2. BASE RENT: Tenant agrees to pay Landlord a base rental for the Premises during the term of this Lease Amendment as follows, said rental due in advance on the first day of each and every month during said term. The base monthly rental shall be subject to an annual increase commencing with the second year of the term, such increase to be four percent (4%) of the base annual rental in effect immediately prior to such increases.

PERIOD COVERED       BASE MONTHLY RENTAL      BASE ANNUAL RENTAL
--------------       -------------------      ------------------
9/1/09-8/31/10           $22,733.17              $272,797.95
9/1/10-8/31/11           $23,642.49              $283,709.87
9/1/11-8/31/12           $24,588.19              $295,058.27
9/1/12-8/31/13           $25,571.72              $306,860.60
9/1/13-8/31/14           $26,594.59              $319,135.03

The base rental adjustment herein contemplated shall not diminish or lessen Tenant's continuing obligation to pay all applicable additional rentals in force at the time of this instant agreement.

      3. LANDLORD IMPROVEMENTS: Landlord shall provide a Tenant Improvement Allowance in the amount of Six Thousand and 00/100ths Dollars ($6,000.000) to be utilized towards the replacement of the warehouse heating units. The Tenant Improvement Allowance shall be funded by Landlord within thirty (30) days following receipt of paid invoices and release of lien documentation for the completed work. Except as provided for herein, Tenant accepts the Premises in its "as is" condition.

      4. CONTINGENCY: The extension of the Lease set forth herein is contingent upon Tenant completing the improvements as outlined on the attached architectural plan. Should Tenant fail to complete the improvements, the extension of the Lease as set forth herein shall become null and void.

      5. ADDITIONAL RENTALS: The provisions of Paragraph 5 of the Lease shall be interpreted with regard to this Lease Amendment to mean that Tenant shall pay to Landlord its pro-rata share of any increase in real estate taxes, etc., which may be levied during the term of this Lease Amendment, i.e., there shall be no hiatus between the obligations to pay such tax increases under the terms of the Lease and those of this Lease Amendment.

LEASE AMENDMENT #1
Steel Cloud, Inc.
March____, 2005
Page 2

      6. EXCULPATION. This Agreement is executed by certain employees of The State Teachers Retirement System of Ohio, not individually, but solely on behalf of Landlord, the authorized nominee and agent for The State Teachers Retirement Board of Ohio ("STRBO"). In consideration for entering into this Agreement, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Agreement on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to Landlord's assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of the trustees, officers, directors, employees or agents of STRBO.

      Except as specifically herein set forth, all other terms and conditions of the Lease, as amended and extended, shall remain in full force and effect, unmodified.

      IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease Amendment effective the day and year first hereinabove set forth.

LANDLORD: OTR, AN OHIO GENERAL PARTNERSHIP ACTING AS THE DULY AUTHORIZED NOMINEE
          OF THE BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO ("STRBO")

By: /s/ Matthew J. Vulanich
    ----------------------------------
Name: Matthew J. Vulanich
Title: Authorized Agent

TENANT: STEEL CLOUD, INC., A VIRGINIA CORPORATION

By: /s/ Kevin Murphy
    ----------------------------------
Name: KEVIN MURPHY
Title: CFO